Exhibit 10.14
WESTERN ALLIANCE BANCORPORATION
NOTICE OF GRANT OF STOCK UNITS
The Participant has been granted an award of Stock Units (the “Award”) pursuant to the Western Alliance Bancorporation 2005 Stock Incentive Plan (the “Plan”) and the Stock Unit Agreement attached hereto (the “Agreement”), as follows:

Participant:	________________________

Grant Date:	________________________

Target Number of Stock Units:	______, subject to adjustment as provided by the Agreement.

Maximum Number of Stock Units:	______, subject to adjustment as provided by the Agreement.

Performance Period:	The three fiscal years of the Company beginning January 1, ____ and ending December 31, ____.

Performance Measures:	Set forth on Exhibit A hereto.

Vesting Date:	December 31, ____, except as provided by the Agreement.

Vested Stock Units:
Except as provided by the Agreement, on the Vesting Date the number of Vested Stock Units (not to exceed the Maximum Number of Stock Units) shall be determined by the Plan Administrator based on the level of achievement of the Performance Measures in accordance with Exhibit A.

Settlement Date:
Except as otherwise provided by the Agreement, a date determined by the Plan Administrator which shall in any event be no later than the 15th day of the third month following the end of the calendar year of the Vesting Date.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Notice and by the provisions of the Plan and the Agreement, both of which are made a part of this document. The Participant acknowledges that copies of the Plan, the Agreement and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice. The Participant represents that the Participant has read and is familiar with the provisions of the Plan and the Agreement, and hereby accepts the Award subject to all of their terms and conditions.

WESTERN ALLIANCE BANCORPORATION		PARTICIPANT

By:		Signature

Its:		Date

Address:	1 E. Washington St., Suite 1400	Address
Phoenix, AZ 85004, USA

ATTACHMENTS:	Stock Unit Agreement

WESTERN ALLIANCE BANCORPORATION
STOCK UNIT AGREEMENT
Western Alliance Bancorporation has granted to the Participant named in the Notice of Grant of Stock Units (the “Grant Notice”) to which this Stock Unit Agreement (the “Agreement”) is attached an Award consisting of Stock Units subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to the Western Alliance Bancorporation 2005 Stock Incentive Plan (the “Plan”), as amended to the Grant Date, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan (the “Plan Prospectus”) in the form most recently prepared in connection with the registration with the Securities and Exchange Commission of shares issuable pursuant to the Plan, (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Plan Administrator upon any questions arising under the Grant Notice, this Agreement or the Plan.
1.Definitions and Construction.
1.1    Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.
(a) “Plan Administrator” shall mean the Compensation Committee of the Board.
(b)“Qualified Retirement” means the voluntary resignation of an individual who is (i) at least sixty (60) years old, (ii) has provided at least ten (10) years of Service, and (iii) does not take a job with another financial services company during the performance period.
(c)“Stock Unit” means, if such Stock Unit is then a Vested Stock Unit, a right to receive on the Settlement Date one (1) share of Stock or, at the sole discretion of the Plan Administrator, an amount in cash equal to the Fair Market Value of one (1) share of Stock.
1.2Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
2.Administration.
All questions of interpretation concerning the Grant Notice, this Agreement and the Plan shall be determined by the Plan Administrator. All determinations by the Plan Administrator shall be final and binding upon all persons having an interest in the Award. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided that such officer has apparent authority with respect to such matter, right, obligation, or election. If the Participant is a Covered Employee (as defined by the Plan), compensation realized by the Participant pursuant to the Award is intended to constitute qualified performance-based compensation within the meaning of Section 162(m) of the Code and the regulations thereunder, and the provisions of this Agreement shall be construed and administered in a manner consistent with this intent. Furthermore, the Company intends that compensation provided pursuant to the Award shall not be treated as nonqualified deferred compensation for purposes of Section 409A of the Code pursuant to the exclusion of “short-term deferrals” as defined by Section 1.409A-1(b)(4) thereunder, and the provisions of this Agreement shall be construed and administered in a manner consistent with this intent.
3.The Award.
3.1Grant of Stock Units. On the Grant Date, the Participant shall acquire, subject to the provisions of this Agreement, a right to receive a number of Stock Units which shall not exceed the Maximum Number of Stock Units set forth in the Grant Notice, subject to adjustment as provided in Section 10. The number of Stock Units ultimately earned by the Participant, if any, shall be that number of Stock Units which become Vested Stock Units.
3.2No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Stock Units or shares of Stock issued upon settlement of the Stock Units, the consideration for which shall be past services actually rendered and/or future services to be rendered to the Company (or any Affiliate) or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to the Company (or any Affiliate) or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Stock Units.

4.Certification of Plan Administrator.
4.1Level of Performance Measure Attained. As soon as practicable following completion of the Performance Period, and in any event prior to the Settlement Date, the Plan Administrator shall certify in writing the level of Performance Measures obtained during the Performance Period and the resulting number of Stock Units which have become Vested Stock Units on the Vesting Date, in accordance with Exhibit A, subject to the Participant’s continued Service until the Vesting Date, except as otherwise provided in Section 5. The Company shall promptly notify the Participant of the determination by the Plan Administrator.
5.Vesting of Stock Units.
5.1In General. Except as provided by this Section and Section 9, the Stock Units shall vest and become Vested Stock Units as provided in Exhibit A and certified by the Plan Administrator.
5.2Effect of Death, Termination Due to Disability, or Qualified Retirement. In the event of the death, termination of Service due to Disability, or Qualified Retirement of the Participant prior to the Vesting Date, then on the Vesting Date, the number of Stock Units determined to be Vested Stock Units, if any, without regard to such termination of Service shall be prorated on the basis of the number of days during the Performance Period and prior to the Vesting Date that the Participant was a Service Provider prior to such death, termination of Service due to Disability or Qualified Retirement. Any pro rata vesting of Stock Units upon a Participant’s death, termination of Service due to Disability, or Qualified Retirement is effective only upon the Vesting Date and the Company’s achievement of at least the threshold Performance Measures, as set forth in Exhibit A, except as provided by Section 9.1.
6.Termination of Service; Forfeiture of Unvested Stock Units.
Except as provided by Section 5.2 and Section 9, in the event that the Participant’s Service terminates prior to the Vesting Date for any reason or no reason, with or without cause, the Participant shall forfeit and the Company shall automatically reacquire all Stock Units subject to this Award. On the Vesting Date, the Participant shall forfeit and the Company shall automatically reacquire all Stock Units which have not become Vested Stock Units. The Participant shall not be entitled to any payment for such forfeited Stock Units.
7.Settlement of the Award.
7.1Issuance of Shares of Stock. Subject to the provisions of Section 7.3 below, the Company shall issue to the Participant on the Settlement Date with respect to each Vested Stock Unit one (1) share of Stock or, at the Committee’s discretion, pay to the Participant a sum of cash equal to the Fair Market Value of one (1) share of Stock. Shares of Stock issued in settlement of Stock Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 7.3, Section 8 or the Company’s Insider Trading Policy.
7.2Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares acquired by the Participant pursuant to the settlement of the Award. Except as provided by the preceding sentence, a certificate for the shares as to which the Award is settled shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.
7.3Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state law or foreign law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
7.4Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of the Award. Any fractional share resulting from the determination of the number of Vested Stock Units shall be rounded down to the nearest whole number, or, at the Committee’s discretion, settled in cash.

8.Tax Withholding.
8.1In General. At the time the Grant Notice is executed, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the Award or the issuance of shares of Stock or payment of cash in settlement thereof. The Company shall have no obligation to process the settlement of the Award or to deliver shares until the tax withholding obligations as described in this Section have been satisfied by the Participant.
8.2Withholding in Shares. Subject to applicable law, the Company shall require the Participant to satisfy its tax withholding obligations by deducting from the shares of Stock otherwise deliverable to the Participant in settlement of the Award a number of whole shares having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.
9.Corporate Transaction.
9.1Effect of Corporate Transaction on the Award. In the event of a Corporate Transaction prior to the completion of the Performance Period, the Vesting Date shall be accelerated to the date immediately preceding the consummation of the Corporate Transaction (the “Accelerated Vesting Date”), and the vesting of the Stock Units as of such Vesting Date shall be determined as follows:
(a)    The Target Number of Stock Units, if any, which shall be deemed Vested Stock Units as of the Accelerated Vesting Date will be determined in accordance with Exhibit A, except that, (i) the number of EPS Units earned, if any, shall be based on an EPS value equal to three (3) multiplied by the average of the Company’s actual annualized EPS for the completed portion of the Performance Period, and (ii) the number of Relative TSR Units earned, if any, shall be based on the TSR for each company as of the Accelerated Vesting Date.
(b)    In the event the Company’s projected annualized EPS for the remainder of the Performance Period is more than 10% higher or lower than the Company’s actual annualized EPS for the completed portion of the Performance Period, the Plan Administrator may, in its discretion, adjust the EPS value calculated pursuant to Section 9.1(a) to account for the Company’s projected performance.
The vesting of Stock Units and settlement of the Award that was permissible solely by reason of this Section shall be conditioned upon the consummation of the Corporate Transaction.
9.2Federal Excise Tax Under Section 4999 of the Code.
(a)    Excess Parachute Payment. In the event that any acceleration of vesting the Stock Units and any other payment or benefit received or to be received by the Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, the Participant may elect, in his or her sole discretion, to reduce the amount of any acceleration of vesting called for by this Agreement in order to avoid such characterization.
(b)    Determination by Professional Tax Firm. To aid the Participant in making any election called for under Section 9.2(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 9.2(a), the Company shall request a determination in writing by professional firm then engaged by the Company for general tax purposes. If the tax firm so engaged by the Company is serving as accountant or auditor for the acquiring company, the Company will appoint a nationally recognized tax firm to make the determinations required by this Section. As soon as practicable thereafter, the tax firm shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the tax firm may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the tax firm such information and documents as it may reasonably request in order to make its required determination. The Company shall bear all fees and expenses the tax firm may charge in connection with its services contemplated by this Section 9.2(b).

10.Adjustments for Changes in Capital Structure.
Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number of Stock Units subject to the Award and/or the number and kind of shares to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Plan Administrator, and its determination shall be final, binding and conclusive.
11.Rights as a Stockholder or Employee.
The Participant shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 10. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company or an Affiliate and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in Service interfere in any way with any right of the Company or any Affiliate to terminate the Participant’s Service at any time.
12.Legends.
The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.
13.Miscellaneous Provisions.
13.1Termination or Amendment. The Plan Administrator may terminate or amend the Plan or this Agreement at any time; provided, however, that except as provided in Section 9 in connection with a Corporate Transaction, no such termination or amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A of the Code. No amendment or addition to this Agreement shall be effective unless in writing.
13.2Nontransferability of the Award. Prior the issuance of shares of Stock on the Settlement Date, neither this Award nor any Stock Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.
13.3Unfunded Obligation. The Participant shall have the status of a general unsecured creditor of the Company. Any amounts payable to the Participant pursuant to the Award shall be an unfunded and unsecured obligation for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. The Company shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Plan Administrator or the Company and the Participant, or otherwise create any vested or beneficial interest in the Participant or the Participant’s creditors in any assets of the Company. The Participant shall have no claim against the Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Award.
13.4Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
13.5Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

13.6Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by the Company or an Affiliate, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature to the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.
(a)    Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.
(b)    Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 13.6(a) of this Agreement and consents to the electronic delivery of the Plan documents and Grant Notice, as described in Section 13.6(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 13.6(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 13.6(a).
13.7Integrated Agreement. The Grant Notice, this Agreement and the Plan shall constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties between the Participant and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Grant Notice and the Agreement shall survive any settlement of the Award and shall remain in full force and effect.
13.8Applicable Law. This Agreement shall be governed by the laws of the State of Arizona as such laws are applied to agreements between Arizona residents entered into and to be performed entirely within the State of Arizona.
13.9Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.